Exhibit 99.1
Customers Bancorp, Inc. (NYSE:CUBI)
701 Reading Avenue
West Reading, PA 19611

Contacts:
Laura Vele, Chief Marketing Officer 646-315-2017
Customers Bancorp Reports Results for First Quarter 2026
First Quarter 2026 Highlights
•Q1 2026 net income available to common shareholders was $69.7 million, or $1.97 per diluted share; ROAA was 1.13% and ROCE was 13.16%.
•Q1 2026 core earnings*1 were $69.4 million, or $1.97 per diluted share; Core ROAA* was 1.13% and Core ROCE* was 13.12%.
•Total deposits increased $813.9 million, or 3.9% in Q1 2026 from Q4 2025, and $2.7 billion, or 14.0% from Q1 2025.
•Total loans increased $609.0 million, or 3.6%, in Q1 2026 from Q4 2025, and $2.3 billion, or 15.2% from Q1 2025.
•Non-interest bearing deposits increased $436.0 million in Q1 2026 compared to Q4 2025 to a period end record level of $6.7 billion, or 31.2% of total deposits.
•Q1 2026 efficiency ratio was 49.68% compared to Q1 2025 efficiency ratio of 52.94%, a decline of 326 basis points and Q1 2026 core efficiency ratio* was 49.68% compared to Q1 2025 core efficiency ratio* of 52.69%, a decline of 301 basis points.

*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

[1] Excludes pre-tax gains on investment securities of $0.3 million.

CEO Commentary
West Reading, Pa, April 23, 2026 - “On January 1, 2026, I had the honor of succeeding Jay Sidhu as Chief Executive Officer of Customers Bancorp. This transition was the culmination of a deliberate, multiyear transition that our Board and leadership team planned carefully to ensure continuity for our clients, our team members and our shareholders,” said Customers Bancorp CEO Sam Sidhu.
“I am pleased to share our first quarter 2026 results that show the company’s continued execution of its strategic priorities and underscore our success in growing franchise value.”
“We got off to a strong start to the year in what is typically a slower quarter, as we continued to strategically grow our loan and deposit portfolios with momentum throughout the organization. Total loans and leases grew by 3.6% in Q1 2026 compared to Q4 2025, with contributions from multiple verticals allowing us to deliver above industry average growth rates without sacrificing on structure or credit quality.
Total deposits increased by 3.9% in Q1 2026 compared to Q4 2025, and we delivered over $230.0 million of non interest bearing deposit growth in Q1 2026 outside of the benefits of our digital asset channel clients. On a net basis, we had an increase of 1,167 commercial accounts, or a 5.0% increase in a single quarter, and the 2025 teams alone added 625 accounts in the quarter.
Our Q1 2026 GAAP earnings were $69.7 million, or $1.97 per diluted share, and core earnings* were $69.4 million, or $1.97 per diluted share. Asset quality remains strong with our NPA ratio at just 0.29% of total assets and reserve levels are robust at 337% of total non-performing loans at the end of Q1 2026. Our TCE / TA ratio* increased by 60 basis points from March 31, 2025 to 8.3% at March 31, 2026, while our balance sheet grew by 4.0% and we repurchased 621,668 shares of common stock at a weighted average price of $68.04 in the quarter.
In Q1 2026, we once again delivered exceptionally strong growth across key metrics of revenue, core earnings, and book value per share of 58%, 28%*, and 16%, respectively, when compared to Q1 2025” Sam Sidhu concluded.

*Non-GAAP measure. Customers’ reasons for the use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document.

Key Balance Sheet Trends
Loans and Leases Held for Investment
Loans and leases held for investment were $17.4 billion at March 31, 2026, up $615 million, or 3.7%, from December 31, 2025. C&I specialized lending increased by $308 million, or 4.3% quarter-over-quarter to $7.4 billion. Owner-occupied commercial real estate loans increased by $144 million, or 12.7% to $1.3 billion. Mortgage finance loans increased by $131 million, or 7.7% to $1.8 billion. Construction loans increased by $42 million, or 25.8% to $205 million. These increases were partially offset by a decrease in other C&I loans of $30 million, or 2.9% to $1.0 billion.
Loans and leases held for investment of $17.4 billion at March 31, 2026 were up $2.3 billion, or 15.3%, year-over-year. C&I specialized lending increased by $1.3 billion, or 21.9%, year-over-year. Mortgage finance loans increased by $354 million, or 23.9%. Non-owner occupied commercial real estate loans increased by $304 million, or 21.1%. Multifamily loans increased by $189 million, or 8.1%. Owner-occupied commercial real estate loans increased by $140 million, or 12.3%. These increases were partially offset by a decrease in other C&I loans of $59 million, or 5.6%.
Investment Securities
At March 31, 2026, total investment securities were $2.7 billion, a decrease of $10 million compared to December 31, 2025 and a decrease of $339 million compared to a year ago.

At March 31, 2026, the Available-For-Sale (“AFS”) debt securities portfolio had a spot yield of 5.43%, an effective duration of approximately 2.6 years, and approximately 28% are variable rate. Additionally, approximately 74% of the AFS securities portfolio was AAA rated at March 31, 2026.
At March 31, 2026, the Held-To-Maturity (“HTM”) debt securities portfolio represented only 2.6% of total assets, had a spot yield of 3.31% and an effective duration of approximately 3.9 years. Additionally, at March 31, 2026, approximately 63% of the HTM securities were AAA rated and $0.2 billion were credit enhanced asset backed securities with no current expectation of credit losses.
Deposits
Total deposits increased $814 million, or 3.9% to $21.6 billion at March 31, 2026 as compared to the prior quarter. The total average cost of deposits decreased by 8 basis points to 2.46% in Q1 2026 from 2.54% in the prior quarter. Total estimated uninsured deposits were $7.4 billion1, or 34% of total deposits at March 31, 2026 with immediately available liquidity covering approximately 151% of these deposits.
Total deposits increased $2.7 billion, or 14.0% to $21.6 billion at March 31, 2026 as compared to a year ago. The total average cost of deposits decreased by 36 basis points to 2.46% in Q1 2026 from 2.82% in Q1 2025.
Borrowings
Total borrowings increased $197 million, or 11.6% to $1.9 billion at March 31, 2026 as compared to the prior quarter. This increase primarily resulted from net draws of $240 million in FHLB advances and $70 million in federal funds purchased, partially offset by repayment of Customers Bank’s $110 million subordinated debt in Q1 2026. Total borrowings increased $487 million, or 34.4%, to $1.9 billion at March 31, 2026 as compared to a year ago primarily due to net draws of $430 million in FHLB advances and $70 million in federal funds purchased.
1 Uninsured deposits (estimate) of $9.3 billion to be reported on the Bank’s call report, less deposits of $1.6 billion collateralized by standby letters of credit from the FHLB and from our affiliates of $284 million.

Capital
Customers Bancorp’s common equity increased $29 million to $2.1 billion, and tangible common equity* increased $29 million to $2.1 billion, at March 31, 2026 compared to the prior quarter, respectively, primarily from earnings of $70 million, offset in part by $43 million of common share repurchase. Customers Bancorp’s common equity increased $418 million to $2.1 billion, and tangible common equity* increased $418 million to $2.1 billion, at March 31, 2026 compared to a year ago, respectively, primarily from earnings of $281 million, the issuance of $163 million of common stock in September 2025 and a decrease in AOCI of $13 million (net of taxes), mostly from decreased unrealized losses on investment securities, offset in part by $43 million of common share repurchases. Book value per common share increased to $63.64 from $61.87 and $54.85, and tangible book value per common share* increased to $63.54 from $61.77 and $54.74, at March 31, 2026 from December 31, 2025 and March 31, 2025, respectively.
Credit Quality
The provision for credit losses in Q1 2026 was $23 million, compared to $22 million in Q4 2025 and $28 million in Q1 2025.
Net charge-offs were $13 million in Q1 2026, compared to $14 million in Q4 2025 and $17 million Q1 2025.
The allowance for credit losses on loans and leases was $161 million at March 31, 2026, compared to $156 million at December 31, 2025 and $141 million at March 31, 2025.
Non-performing loans at March 31, 2026 increased to 0.27% of total loans and leases, compared to 0.26% at December 31, 2025 and decreased, compared to 0.29% at March 31, 2025. Nonperforming loans include the guaranteed portion of SBA loans. As of March 31, 2026, nonperforming loans totaled $48 million, of which approximately $12 million represents the government-guaranteed portion. Excluding the government-guaranteed portion, nonperforming loans totaled approximately $36 million, representing 0.21% of total loans and leases.
Key Profitability Trends
Net Interest Income
Net interest income totaled $191.4 million in Q1 2026, a decrease of $13.1 million from Q4 2025. This decrease was driven by a decrease in interest income mainly from C&I loans and interest-earning deposits, partially offset by a decrease in interest expense primarily due to lower market interest rates.
“Net interest income and net interest margin were impacted as expected by the sunsetting of the discount accretion that benefitted Q3 and Q4 2025 as well as a lower day count in the quarter,” stated Customers Bancorp CFO Mark McCollom. “We continue to have positive drivers to net interest income on both sides of the balance sheet. We have a strong loan pipeline and the flywheel from our primarily deposit-focused commercial banking team recruitment strategy continued to gain momentum and our recruitment pipeline remains strong,” said Mark McCollom.
Net interest income totaled $191.4 million in Q1 2026, an increase of $23.9 million from Q1 2025. This increase was primarily due to higher interest income primarily due to higher average loan balances and lower interest expense from a favorable shift in deposit mix and lower market interest rates.
Non-Interest Income
Reported non-interest income totaled $34.3 million for Q1 2026, an increase of $1.8 million compared to $32.5 million for Q4 2025. The increase was primarily due to increases of $3.1 million in loan fees mainly from gains on certain stock warrants, $1.2 million in commercial lease income, $1.1 million in net gain on sale of loans and leases mainly from the sale of SBA loans and $0.9 million in bank-owned life insurance due to higher death benefits. These increases were partially offset by a decrease of $4.9 million in other non-interest income mainly due to a decrease in gain on sale of leased assets and loss on equity investments.

Non-interest income totaled $34.3 million for Q1 2026, an increase of $58.8 million compared to Q1 2025. The increase was primarily due to $51.3 million of impairment loss on certain AFS debt securities that the Bank decided to sell as of March 31, 2025 and increases in commercial lease income of $4.8 million, $3.3 million in loan fees mainly from gains on certain stock warrants and $1.0 million in net gain on sale of loans and leases mainly from the sale of SBA loans, partially offset by a decrease of $1.6 million in bank-owned life insurance income mainly due to lower death benefits received from insurance carriers.
Non-Interest Expense
Non-interest expenses totaled $112.0 million in Q1 2026, a decrease of $5.3 million compared to Q4 2025. The decrease was primarily attributable to decreases within other non-interest expense of $2.2 million in insurance expenses related to investments in tax credit structures with a corresponding benefit to income tax expense in Q4 2025, $1.7 million in provision for credit losses on unfunded lending commitments and $0.8 million in FDIC assessments, partially offset by an increase of $1.0 million in commercial lease depreciation associated with the Bank’s continued growth.
“In Q4 2025, we had a total of $4.8 million of expense that was unique to the quarter and taking this impact into account, expenses were down modestly quarter over quarter even as we continue to invest in our future. We successfully achieved our initial operational excellence goal of $20 million in annual run rate revenue enhancements and expense savings providing capacity for further investment in the franchise. Importantly we are driving significant positive operating leverage with core revenue* growth of 16% and core expense* growth of only 9% in Q1 2026 compared to Q1 2025. This drove an over 300 basis point decline in our core efficiency ratio* over that same time period,” stated Mark McCollom.
Non-interest expenses totaled $112.0 million in Q1 2026, an increase of $9.2 million compared to Q1 2025. The increase was primarily attributable to increases of $8.6 million in salaries and employee benefits and $4.2 million in commercial lease depreciation associated with the Bank’s continued growth. These increases were partially offset by a decrease of $3.5 million in FDIC assessments.
Taxes
Income tax expense decreased by $2.2 million to a provision of $20.7 million in Q1 2026 from $22.8 million in Q4 2025 primarily due to lower pre-tax income and an increase in discrete tax benefits including benefits associated with stock-based compensation and adjustments related to prior tax positions, and increased by $21.7 million from a benefit to provision of $1.0 million in Q1 2025 primarily due to higher pre-tax income and lower investment tax credits. The effective tax rate was 22.9% for Q1 2026.
Outlook
“We were very pleased with the start to 2026 and remain focused on executing in those areas which differentiate us from our peers. We believe that truly exceptional service, sophisticated product offerings, recruitment of top talent, exceptional payment capabilities, and a single point of contact service model will deliver sustainable long-term growth.
There are four priorities that will command our attention and investment in 2026. First, we are targeting to increase our utilization of AI and automation technologies to transform our organization by providing enhanced client experiences and organizational productivity. Second, we will seek to deepen and broaden our payments capabilities by widening the industries and use cases we serve and by strengthening relationships with existing clients through expanded product offerings. Third, we will look to continue to deliver above industry average loan and deposit portfolio growth and build upon our successful team recruitment strategy. And fourth, we will seek to do this while operating with a high standard of regulatory and risk management excellence and maintaining a strong capital base, liquidity, and credit quality.
We believe we are incredibly well positioned to continue to achieve these goals and deliver excellent client service and strong financial performance in 2026 and beyond,” concluded Sam Sidhu.

Webcast
Date:            Friday, April 24, 2026
Time:            9:00 AM EDT
The live audio webcast, presentation slides, and earnings press release will be made available at https://www.customersbank.com and at the Customers Bancorp 1st Quarter Earnings Webcast.
You may submit questions in advance of the live webcast by emailing our Chief Marketing Officer, Laura Vele at lvele@customersbank.com.
The webcast will be archived for viewing on the Customers Bank Investor Relations page and available beginning approximately two hours after the conclusion of the live event.
Institutional Background
Customers Bancorp, Inc. (NYSE:CUBI) is one of the nation’s top-performing banking companies with nearly $26 billion in assets making it one of the 80 largest bank holding companies in the U.S. Customers Bank’s commercial and consumer clients benefit from a full suite of technology-enabled tailored product experiences delivered by best-in-class customer service distinguished by a Single Point of Contact approach. In addition to traditional lines such as C&I, commercial real estate, and residential and personal lending, Customers Bank also provides a number of national corporate banking services to clients in businesses including: fund finance, venture banking, healthcare, mortgage finance, and equipment finance. Major accolades include:
•Named a Top 10 Performing Bank by American Banker for five consecutive years (2021-2025), including the #1 spot in 2024 among midsize banks ($10B to $50B in assets)
•No. 72 out of the 100 largest publicly traded banks in 2025 Forbes Best Banks list
•Net Promoter Score of 81 compared to industry average of 41
A member of the Federal Reserve System with deposits insured by the Federal Deposit Insurance Corporation, Customers Bank is an equal opportunity lender. Learn more: www.customersbank.com.
“Safe Harbor” Statement
In addition to historical information, this press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.’s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words “may,” “could,” “should,” “pro forma,” “looking forward,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.’s control). Numerous competitive, economic, regulatory, legal and technological events and factors, among others, could cause Customers Bancorp, Inc.’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements, including: a continuation of the recent turmoil in the banking industry, responsive measures taken by us and regulatory authorities to mitigate and manage related risks, regulatory actions taken that address related issues and the costs and obligations associated therewith, such as the FDIC special assessments; the potential for negative consequences resulting from regulatory violations, investigations and examinations, including potential supervisory actions, the assessment of fines and penalties, the imposition of sanctions, the need to undertake remedial actions and possible damage to our reputation; effects of competition on deposit rates and growth, loan rates and growth and net interest margin; failure to identify and adequately and promptly address cybersecurity risks, including data breaches and cyberattacks; public health crises and pandemics and their effects on the economic and business environments in which we operate; geopolitical conditions, including acts or threats of terrorism, actions taken by the United States or other governments in response to acts or threats of terrorism and military conflicts, including the war between Russia and Ukraine and ongoing conflict in the Middle East, which could impact economic conditions in the United States; the impact that changes in the economy have on the performance of our loan and lease portfolio, the market value of our investment securities, the demand for our products and services and the availability of sources of funding; the effects of actions by the federal government, including the Board of Governors of the Federal Reserve System and other government agencies, that affect market interest rates and the money supply; actions that we and our customers take in response to these developments and the effects such actions have on our operations, products, services and customer relationships; higher inflation and its impacts; the effects of changes in U.S. trade policies, including the imposition of tariffs and retaliatory tariffs on its trading partners; and the effects of any changes in accounting standards or policies. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2025, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, that update or provide information in addition to the information included in the Form 10-K and Form 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank, except as may be required under applicable law.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - UNAUDITED

(Dollars in thousands, except per share data)	Q1	Q4	Q3	Q2	Q1
	2026	2025	2025	2025	2025

GAAP Profitability Metrics:
Net income available to common shareholders	$69,653	$70,088	$73,726	$55,846	$9,523
Per share amounts:
Earnings per share - diluted	$1.97	$1.98	$2.20	$1.73	$0.29
Book value per common share	$63.64	$61.87	$59.83	$56.36	$54.85
Return on average assets (“ROAA”)	1.13%	1.20%	1.26%	1.09%	0.23%
Return on average common equity (“ROCE”)	13.16%	13.28%	15.57%	12.79%	2.23%
Net interest margin, tax equivalent	3.22%	3.40%	3.46%	3.27%	3.13%
Efficiency ratio	49.68%	49.52%	45.39%	51.23%	52.94%
Non-GAAP Profitability Metrics (1):
Core earnings	$69,445	$72,851	$73,473	$58,147	$50,002
Per share amounts:
Core earnings per share - diluted	$1.97	$2.06	$2.20	$1.80	$1.54
Tangible book value per common share	$63.54	$61.77	$59.72	$56.24	$54.74
Core ROAA	1.13%	1.19%	1.25%	1.10%	0.97%
Core ROCE	13.12%	13.81%	15.52%	13.32%	11.72%
Core efficiency ratio	49.68%	49.52%	45.40%	51.56%	52.69%
Balance Sheet Trends:
Total assets	$25,880,767	$24,895,868	$24,260,163	$22,550,800	$22,423,044
Total cash and investment securities	$7,454,901	$7,078,243	$6,997,783	$6,234,043	$6,424,406
Total loans and leases	$17,391,546	$16,782,516	$16,303,147	$15,412,400	$15,097,968
Non-interest bearing demand deposits	$6,739,713	$6,303,748	$6,380,879	$5,481,065	$5,552,605
Total deposits	$21,592,645	$20,778,704	$20,405,023	$18,976,018	$18,932,925
Asset Quality:
Net charge-offs	$13,255	$13,749	$15,371	$13,115	$17,144
Annualized net charge-offs to average total loans and leases	0.32%	0.33%	0.39%	0.35%	0.48%
Nonaccrual / non-performing loans (“NPLs”)	$47,818	$43,688	$28,421	$28,443	$43,513
NPLs to total loans and leases	0.27%	0.26%	0.17%	0.18%	0.29%
Reserves to NPLs	336.61%	356.29%	534.14%	518.29%	324.22%
Non-performing assets (“NPAs”)	$74,737	$72,344	$61,057	$60,778	$57,960
NPAs to total assets	0.29%	0.29%	0.25%	0.27%	0.26%
Capital Metrics:
Common equity to total assets	8.3%	8.5%	8.4%	7.9%	7.7%
Tangible common equity to tangible assets (1)	8.3%	8.5%	8.4%	7.9%	7.7%
Common equity Tier 1 capital ratio (2)	12.8%	12.99%	13.00%	12.05%	11.72%
Total risk based capital ratio (2)	14.8%	15.39%	15.35%	14.49%	14.61%
Customers Bank Capital Ratios (2):
Common equity Tier 1 capital to risk-weighted assets	13.7%	13.25%	13.22%	13.00%	12.40%
Total capital to risk-weighted assets	14.7%	14.62%	14.60%	14.43%	13.92%
Tier 1 capital to average assets (leverage ratio)	9.4%	8.90%	8.84%	8.86%	8.43%
Share amounts:
Average shares outstanding - basic	34,080,834	34,170,777	32,340,813	31,585,390	31,447,623
Average shares outstanding - diluted	35,313,835	35,396,324	33,460,055	32,374,061	32,490,572
Shares outstanding	33,692,632	34,191,223	34,163,506	31,606,934	31,479,132

(1) Customers’ reasons for the use of these non-GAAP measures and a detailed reconciliation between the non-GAAP measures and the comparable GAAP amounts are included at the end of this document.
(2) Regulatory capital ratios are estimated for Q1 2026 and actual for the remaining periods.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
(Dollars in thousands, except per share data)
	Q1	Q4	Q3	Q2	Q1
	2026	2025	2025	2025	2025
Interest income:
Loans and leases	$258,734	$274,752	$272,131	$246,869	$231,008
Investment securities	32,141	31,979	36,091	37,381	34,339
Interest earning deposits	41,830	44,862	49,639	39,972	42,914
Loans held for sale	1,235	1,432	1,589	1,806	4,761
Other	2,372	2,173	2,029	1,973	1,887
Total interest income	336,312	355,198	361,479	328,001	314,909

Interest expense:
Deposits	126,126	131,797	141,983	134,045	131,308
FHLB advances	12,935	14,490	12,945	12,717	11,801
Subordinated debt	4,621	3,355	3,251	3,229	3,212
Federal funds purchased	13	—	—	—	—
Other borrowings	1,266	1,128	1,388	1,307	1,142
Total interest expense	144,961	150,770	159,567	151,298	147,463
Net interest income	191,351	204,428	201,912	176,703	167,446
Provision for credit losses	23,372	22,337	26,543	20,781	28,297
Net interest income after provision for credit losses	167,979	182,091	175,369	155,922	139,149

Non-interest income:
Commercial lease income	15,418	14,186	11,536	11,056	10,668
Loan fees	10,506	7,420	11,443	9,106	7,235
Bank-owned life insurance	3,084	2,189	2,165	2,249	4,660
Mortgage finance transactional fees	1,306	1,339	1,298	1,175	933
Net gain (loss) on sale of loans and leases	1,044	(62)	—	—	2
Net gain (loss) on sale of investment securities	355	(27)	186	(1,797)	—
Impairment loss on debt securities	—	—	—	—	(51,319)
Other	2,603	7,471	3,563	7,817	3,331
Total non-interest income (loss)	34,316	32,516	30,191	29,606	(24,490)

Non-interest expense:
Salaries and employee benefits	51,294	51,744	48,723	45,848	42,674
Technology, communication and bank operations	11,643	11,388	10,415	10,382	11,312
Commercial lease depreciation	12,692	11,668	9,463	8,743	8,463
Professional services	11,695	12,390	12,281	13,850	11,857
Loan servicing	3,859	4,050	4,167	4,053	4,630
Occupancy	3,956	4,291	4,370	3,551	3,412
FDIC assessments, non-income taxes and regulatory fees	8,215	9,023	8,505	11,906	11,750
Advertising and promotion	554	812	636	461	528
Other	8,080	11,943	6,657	7,832	8,145
Total non-interest expense	111,988	117,309	105,217	106,626	102,771
Income before income tax expense (benefit)	90,307	97,298	100,343	78,902	11,888
Income tax expense (benefit)	20,654	22,806	24,598	17,963	(1,024)
Net income	69,653	74,492	75,745	60,939	12,912
Preferred stock dividends	—	1,605	2,019	3,185	3,389
Loss on redemption of preferred stock	—	2,799	—	1,908	—
Net income available to common shareholders	$69,653	$70,088	$73,726	$55,846	$9,523

Basic earnings per common share	$2.04	$2.05	$2.28	$1.77	$0.30
Diluted earnings per common share	1.97	1.98	2.20	1.73	0.29

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET - UNAUDITED
(Dollars in thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
ASSETS
Cash and due from banks	$89,153	$62,051	$57,951	$72,986	$62,146
Interest earning deposits	4,709,051	4,349,412	4,127,688	3,430,525	3,366,544
Cash and cash equivalents	4,798,204	4,411,463	4,185,639	3,503,511	3,428,690
Investment securities, at fair value	1,993,152	1,937,646	2,010,820	1,877,406	2,057,555
Investment securities held to maturity	663,545	729,134	801,324	853,126	938,161
Loans held for sale	20,282	26,102	30,897	32,963	37,529
Loans and leases receivable	15,519,493	15,041,340	14,673,636	13,719,829	13,555,820
Loans receivable, mortgage finance, at fair value	1,758,685	1,612,997	1,486,978	1,536,254	1,366,460
Loans receivable, installment, at fair value	93,086	102,077	111,636	123,354	138,159
Allowance for credit losses on loans and leases	(160,962)	(155,656)	(151,809)	(147,418)	(141,076)
Total loans and leases receivable, net of allowance for credit losses on loans and leases	17,210,302	16,600,758	16,120,441	15,232,019	14,919,363
FHLB, Federal Reserve Bank, and other restricted stock	117,880	110,411	103,290	100,590	96,758
Accrued interest receivable	105,002	103,626	106,379	101,481	105,800
Bank premises and equipment, net	15,749	16,745	15,340	5,978	6,653
Bank-owned life insurance	306,927	305,503	303,212	300,747	298,551
Other real estate owned	12,506	12,432	12,432	12,306	—
Goodwill and other intangibles	3,629	3,629	3,629	3,629	3,629
Other assets	633,589	638,419	566,760	527,044	530,355
Total assets	$25,880,767	$24,895,868	$24,260,163	$22,550,800	$22,423,044

LIABILITIES AND SHAREHOLDERS’ EQUITY
Demand, non-interest bearing deposits	$6,739,713	$6,303,748	$6,380,879	$5,481,065	$5,552,605
Interest bearing deposits	14,852,932	14,474,956	14,024,144	13,494,953	13,380,320
Total deposits	21,592,645	20,778,704	20,405,023	18,976,018	18,932,925
Federal funds purchased	70,000	—	—	—	—
FHLB advances	1,561,655	1,325,068	1,195,437	1,195,377	1,133,456
Other borrowings	99,243	99,208	99,173	99,138	99,103
Subordinated debt	171,614	281,147	182,718	182,649	182,579
Accrued interest payable and other liabilities	241,310	296,224	251,753	234,060	210,421
Total liabilities	23,736,467	22,780,351	22,134,104	20,687,242	20,558,484

Preferred stock	—	—	82,201	82,201	137,794
Common stock	36,312	36,189	36,161	36,123	35,995
Additional paid in capital	669,112	666,756	662,252	572,473	570,172
Retained earnings	1,604,847	1,535,194	1,465,106	1,391,380	1,335,534
Accumulated other comprehensive income (loss), net	(54,657)	(54,050)	(51,089)	(71,325)	(67,641)
Treasury stock, at cost	(111,314)	(68,572)	(68,572)	(147,294)	(147,294)
Total shareholders’ equity	2,144,300	2,115,517	2,126,059	1,863,558	1,864,560
Total liabilities and shareholders’ equity	$25,880,767	$24,895,868	$24,260,163	$22,550,800	$22,423,044

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET / NET INTEREST MARGIN - UNAUDITED
(Dollars in thousands)
	Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)	Average Balance	Interest Income or Expense	Average Yield or Cost (%)
Assets
Interest earning deposits	$4,492,897	$41,830	3.78%	$4,421,242	$44,862	4.03%	$3,857,617	$42,914	4.51%
Investment securities (1)	2,735,786	32,141	4.70%	2,849,764	31,979	4.45%	3,100,429	34,339	4.49%
Loans and leases:
Commercial & industrial:
Specialized lending loans and leases (2)	7,863,238	132,861	6.85%	7,775,247	139,552	7.12%	6,474,034	120,951	7.58%
Other commercial & industrial loans (2)	1,450,962	24,202	6.76%	1,477,351	32,320	8.68%	1,542,846	23,933	6.29%
Mortgage finance loans	1,513,914	16,250	4.35%	1,536,265	17,862	4.61%	1,252,602	14,752	4.78%
Multifamily loans	2,494,849	28,249	4.59%	2,445,945	27,990	4.54%	2,273,893	23,664	4.22%
Non-owner occupied commercial real estate loans	1,907,541	27,711	5.89%	1,784,838	26,635	5.92%	1,550,372	21,564	5.64%
Residential mortgages	524,282	6,240	4.77%	541,091	6,392	4.69%	530,613	6,228	4.76%
Installment loans	912,090	24,456	10.87%	945,697	25,433	10.67%	938,193	24,677	10.67%
Total loans and leases (3)	16,666,876	259,969	6.32%	16,506,434	276,184	6.64%	14,562,553	235,769	6.57%
Other interest-earning assets	156,894	2,372	6.13%	153,480	2,173	5.62%	127,793	1,887	5.99%
Total interest-earning assets	24,052,453	336,312	5.66%	23,930,920	355,198	5.89%	21,648,392	314,909	5.89%
Non-interest-earning assets	868,524			790,453			666,571
Total assets	$24,920,977			$24,721,373			$22,314,963
Liabilities
Interest checking accounts	$4,993,616	$40,023	3.25%	$4,889,245	$42,168	3.42%	$5,358,206	$49,903	3.78%
Money market deposit accounts	4,364,149	36,640	3.40%	4,421,276	40,387	3.62%	3,882,855	37,767	3.94%
Other savings accounts	1,579,730	13,580	3.49%	1,562,768	14,384	3.65%	1,151,439	10,691	3.77%
Certificates of deposit	3,456,664	35,883	4.21%	3,152,637	34,858	4.39%	2,749,720	32,947	4.86%
Total interest-bearing deposits (4)	14,394,159	126,126	3.55%	14,025,926	131,797	3.73%	13,142,220	131,308	4.05%
Federal funds purchased	1,367	13	3.73%	—	—	—%	—	—	—%
Borrowings	1,712,498	18,822	4.46%	1,666,006	18,973	4.52%	1,346,941	16,155	4.86%
Total interest-bearing liabilities	16,108,024	144,961	3.65%	15,691,932	150,770	3.81%	14,489,161	147,463	4.13%
Non-interest-bearing deposits (4)	6,393,947			6,599,095			5,710,644
Total deposits and borrowings	22,501,971		2.61%	22,291,027		2.68%	20,199,805		2.96%
Other non-interest-bearing liabilities	272,488			269,824			246,455
Total liabilities	22,774,459			22,560,851			20,446,260
Shareholders’ equity	2,146,518			2,160,522			1,868,703
Total liabilities and shareholders’ equity	$24,920,977			$24,721,373			$22,314,963
Net interest income		191,351			204,428			167,446
Tax-equivalent adjustment		257			348			363
Net interest earnings		$191,608			$204,776			$167,809
Interest spread			3.05%			3.21%			2.93%
Net interest margin			3.22%			3.39%			3.13%
Net interest margin tax equivalent (5)			3.22%			3.40%			3.13%

(1) For presentation in this table, average balances and the corresponding average yields for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2) Includes owner occupied commercial real estate loans.
(3) Includes non-accrual loans, the effect of which is to reduce the yield earned on loans and leases, and deferred loan fees.
(4) Total costs of deposits (including interest bearing and non-interest bearing) were 2.46%, 2.54% and 2.82% for the three months ended March 31, 2026, December 31, 2025 and March 31, 2025, respectively.

(5) Tax-equivalent basis, using an estimated marginal tax rate of 21% for the three months ended March 31, 2026, and 26% for the three months ended December 31, 2025 and March 31, 2025, presented to approximate interest income as a taxable asset.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END LOAN AND LEASE COMPOSITION - UNAUDITED
(Dollars in thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Loans and leases held for investment
Commercial:
Commercial & industrial:
Specialized lending	$7,398,205	$7,090,087	$7,083,620	$6,454,661	$6,070,093
Other commercial & industrial	1,003,750	1,033,704	1,056,173	1,037,684	1,062,933
Mortgage finance	1,831,408	1,700,380	1,577,038	1,625,764	1,477,896
Multifamily	2,510,697	2,490,336	2,356,590	2,247,282	2,322,123
Commercial real estate owner occupied	1,279,501	1,135,119	1,058,741	1,065,006	1,139,126
Commercial real estate non-owner occupied	1,742,989	1,738,821	1,582,332	1,497,385	1,438,906
Construction	204,999	162,966	123,290	98,626	154,647
Total commercial loans and leases	15,971,549	15,351,413	14,837,784	14,026,408	13,665,724
Consumer:
Residential	495,458	497,567	514,544	520,570	496,772
Manufactured housing	26,065	27,452	28,749	30,287	31,775
Installment:
Personal	599,302	581,340	570,768	457,728	493,276
Other	278,890	298,642	320,405	344,444	372,892
Total installment loans	878,192	879,982	891,173	802,172	866,168
Total consumer loans	1,399,715	1,405,001	1,434,466	1,353,029	1,394,715
Total loans and leases held for investment	$17,371,264	$16,756,414	$16,272,250	$15,379,437	$15,060,439

Loans held for sale
Commercial:
Commercial real estate non-owner occupied	$—	$—	$4,700	$—	$—
Total commercial loans and leases	—	—	4,700	—	—
Consumer:
Residential	1,767	1,851	2,229	5,180	1,465
Installment:
Personal	17,056	23,357	23,728	27,682	36,000
Other	1,459	894	240	101	64
Total installment loans	18,515	24,251	23,968	27,783	36,064
Total consumer loans	20,282	26,102	26,197	32,963	37,529
Total loans held for sale	$20,282	$26,102	$30,897	$32,963	$37,529

Total loans and leases portfolio	$17,391,546	$16,782,516	$16,303,147	$15,412,400	$15,097,968

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
PERIOD END DEPOSIT COMPOSITION - UNAUDITED
(Dollars in thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025

Demand, non-interest bearing	$6,739,713	$6,303,748	$6,380,879	$5,481,065	$5,552,605
Demand, interest bearing	5,085,040	5,049,151	5,050,437	4,912,839	5,137,961
Total demand deposits	11,824,753	11,352,899	11,431,316	10,393,904	10,690,566
Savings	1,742,652	1,731,010	1,554,533	1,375,072	1,327,854
Money market	4,604,981	4,398,827	4,339,371	4,206,516	4,057,458
Time deposits	3,420,259	3,295,968	3,079,803	3,000,526	2,857,047
Total deposits	$21,592,645	$20,778,704	$20,405,023	$18,976,018	$18,932,925

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED
(Dollars in thousands)
	As of March 31, 2026			As of December 31, 2025			As of March 31, 2025
Loan type	Total loans	Allowance for credit losses	Total reserves to total loans	Total loans	Allowance for credit losses	Total reserves to total loans	Total loans	Allowance for credit losses	Total reserves to total loans
Commercial:
Commercial & industrial, including specialized lending	$8,474,678	$41,214	0.49%	$8,211,174	$37,683	0.46%	$7,244,462	$30,584	0.42%
Multifamily	2,510,697	19,441	0.77%	2,490,336	19,333	0.78%	2,322,123	18,790	0.81%
Commercial real estate owner occupied	1,279,501	10,556	0.83%	1,135,119	10,431	0.92%	1,139,126	10,780	0.95%
Commercial real estate non-owner occupied	1,742,989	18,470	1.06%	1,738,821	18,928	1.09%	1,438,906	18,058	1.25%
Construction	204,999	2,672	1.30%	162,966	2,225	1.37%	154,647	1,264	0.82%
Total commercial loans and leases receivable	14,212,864	92,353	0.65%	13,738,416	88,600	0.64%	12,299,264	79,476	0.65%

Consumer:
Residential	495,458	5,713	1.15%	497,567	6,499	1.31%	496,772	6,163	1.24%
Manufactured housing	26,065	3,338	12.81%	27,452	3,391	12.35%	31,775	3,800	11.96%
Installment	785,106	59,558	7.59%	777,905	57,166	7.35%	728,009	51,637	7.09%
Total consumer loans receivable	1,306,629	68,609	5.25%	1,302,924	67,056	5.15%	1,256,556	61,600	4.90%

Loans and leases receivable held for investment	15,519,493	160,962	1.04%	15,041,340	155,656	1.03%	13,555,820	141,076	1.04%

Loans receivable, mortgage finance, at fair value	1,758,685	—	—%	1,612,997	—	—%	1,366,460	—	—%
Loans receivable, installment, at fair value	93,086	—	—%	102,077	—	—%	138,159	—	—%
Loans held for sale	20,282	—	—%	26,102	—	—%	37,529	—	—%

Total loans and leases portfolio	$17,391,546	$160,962	0.93%	$16,782,516	$155,656	0.93%	$15,097,968	$141,076	0.93%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY - UNAUDITED (CONTINUED)
(Dollars in thousands)
	As of March 31, 2026			As of December 31, 2025			As of March 31, 2025
Loan type	Non accrual /NPLs	Total NPLs to total loans	Total reserves to total NPLs	Non accrual /NPLs	Total NPLs to total loans	Total reserves to total NPLs	Non accrual /NPLs	Total NPLs to total loans	Total reserves to total NPLs
Commercial:
Commercial & industrial, including specialized lending	$18,588	0.22%	221.72%	$19,790	0.24%	190.41%	$18,754	0.26%	163.08%
Multifamily	9,090	0.36%	213.87%	2,092	0.08%	924.14%	—	—%	—%
Commercial real estate owner occupied	5,740	0.45%	183.90%	3,876	0.34%	269.12%	7,793	0.68%	138.33%
Commercial real estate non-owner occupied	135	0.01%	13681.48%	168	0.01%	11266.67%	62	—%	29125.81%
Construction	—	—%	—%	—	—%	—%	—	—%	—%
Total commercial loans and leases receivable	33,553	0.24%	275.25%	25,926	0.19%	341.74%	26,609	0.22%	298.68%

Consumer:
Residential	7,509	1.52%	76.08%	9,671	1.94%	67.20%	8,151	1.64%	75.61%
Manufactured housing	1,143	4.39%	292.04%	1,192	4.34%	284.48%	1,653	5.20%	229.89%
Installment	3,736	0.48%	1594.16%	4,483	0.58%	1275.17%	4,659	0.64%	1108.33%
Total consumer loans receivable	12,388	0.95%	553.83%	15,346	1.18%	436.96%	14,463	1.15%	425.91%

Loans and leases receivable	45,941	0.30%	350.37%	41,272	0.27%	377.15%	41,072	0.30%	343.48%

Loans receivable, mortgage finance, at fair value	—	—%	—%	—	—%	—%	—	—%	—%
Loans receivable, installment, at fair value	1,626	1.75%	—%	2,137	2.09%	—%	2,059	1.49%	—%
Loans held for sale	251	1.24%	—%	279	1.07%	—%	382	1.02%	—%

Total loans and leases portfolio	$47,818	0.27%	336.61%	$43,688	0.26%	356.29%	$43,513	0.29%	324.22%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
NET CHARGE-OFFS/(RECOVERIES) - UNAUDITED
(Dollars in thousands)
	Q1	Q4	Q3	Q2	Q1
	2026	2025	2025	2025	2025
Loan type
Commercial & industrial, including specialized lending	$2,576	$1,620	$2,180	$3,871	$3,231
Multifamily	2,630	4,612	—	—	3,834
Commercial real estate owner occupied	(5)	(40)	335	411	16
Commercial real estate non-owner occupied	—	(225)	3,073	—	—
Construction	—	—	—	(3)	(3)
Residential	—	16	25	(4)	—
Installment	8,054	7,766	9,758	8,840	10,066
Total net charge-offs (recoveries) from loans held for investment	$13,255	$13,749	$15,371	$13,115	$17,144

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
LOANS AND LEASES RISK RATINGS - UNAUDITED
(Dollars in thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2026	2025	2025	2025	2025
Loans and leases (1) risk ratings:
Commercial loans and leases
Pass	$13,803,943	$13,316,507	$12,927,467	$12,047,656	$11,815,403
Special Mention	159,714	216,462	187,794	174,587	189,155
Substandard	245,028	200,779	230,079	256,849	276,018
Total commercial loans and leases	14,208,685	13,733,748	13,345,340	12,479,092	12,280,576
Consumer loans
Performing	1,294,311	1,287,408	1,308,987	1,209,377	1,242,753
Non-performing	12,318	15,516	13,843	20,298	13,803
Total consumer loans	1,306,629	1,302,924	1,322,830	1,229,675	1,256,556
Loans and leases receivable (1)	$15,515,314	$15,036,672	$14,668,170	$13,708,767	$13,537,132

(1)    Risk ratings are assigned to loans and leases held for investment, and excludes loans held for sale, loans receivable, mortgage finance, at fair value, loans receivable, installment, at fair value and eligible PPP loans that are fully guaranteed by the Small Business Administration.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED
We believe that the non-GAAP measurements disclosed within this document are useful for investors, regulators, management and others to evaluate our core results of operations and financial condition relative to other financial institutions. These non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. These non-GAAP financial measures exclude from corresponding GAAP measures the impact of certain elements that we do not believe are representative of our ongoing financial results, which we believe enhance an overall understanding of our performance and increases comparability of our period to period results. Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition. The non-GAAP measures presented are not necessarily comparable to non-GAAP measures that may be presented by other financial institutions. Although non-GAAP financial measures are frequently used in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results of operations or financial condition as reported under GAAP. Starting in Q3 2025, certain adjustments to GAAP measures were no longer included as our intention going forward is to limit these adjustments to those items of greatest significance.
The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Core Earnings - Customers Bancorp
	Q1 2026		Q4 2025		Q3 2025		Q2 2025		Q1 2025
(Dollars in thousands, except per share data)	USD	Per share	USD	Per share	USD	Per share	USD	Per share	USD	Per share
GAAP net income to common shareholders	$69,653	$1.97	$70,088	$1.98	$73,726	$2.20	$55,846	$1.73	$9,523	$0.29
Reconciling items (after tax):
Impairment loss on debt securities	—	—	—	—	—	—	—	—	39,875	1.23
(Gains) losses on investment securities	(208)	(0.01)	(36)	0.00	(253)	(0.01)	1,388	0.04	(124)	0.00
Derivative credit valuation adjustment	—	—	—	—	—	—	—	—	210	0.01
Loss on redemption of preferred stock	—	—	2,799	0.08	—	—	1,908	0.06	—	—
Unrealized (gain) loss on loans held for sale	—	—	—	—	—	—	(223)	(0.01)	518	0.02
Loan program termination fees	—	—	—	—	—	—	(772)	(0.02)	—	—
Core earnings	$69,445	$1.97	$72,851	$2.06	$73,473	$2.20	$58,147	$1.80	$50,002	$1.54

Core Return on Average Assets - Customers Bancorp
(Dollars in thousands, except per share data)	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
GAAP net income	$69,653	$74,492	$75,745	$60,939	$12,912
Reconciling items (after tax):
Impairment loss on debt securities	—	—	—	—	39,875
(Gains) losses on investment securities	(208)	(36)	(253)	1,388	(124)
Derivative credit valuation adjustment	—	—	—	—	210
Unrealized (gain) loss on loans held for sale	—	—	—	(223)	518
Loan program termination fees	—	—	—	(772)	—
Core net income	$69,445	$74,456	$75,492	$61,332	$53,391

Average total assets	$24,920,977	$24,721,373	$23,930,723	$22,362,989	$22,314,963

Core return on average assets	1.13%	1.19%	1.25%	1.10%	0.97%

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Core Return on Average Common Equity - Customers Bancorp
(Dollars in thousands, except per share data)	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
GAAP net income to common shareholders	$69,653	$70,088	$73,726	$55,846	$9,523
Reconciling items (after tax):
Impairment loss on debt securities	—	—	—	—	39,875
(Gains) losses on investment securities	(208)	(36)	(253)	1,388	(124)
Derivative credit valuation adjustment	—	—	—	—	210
Loss on redemption of preferred stock	—	2,799	—	1,908	—
Unrealized (gain) loss on loans held for sale	—	—	—	(223)	518
Loan program termination fees	—	—	—	(772)	—
Core earnings	$69,445	$72,851	$73,473	$58,147	$50,002

Average total common shareholders’ equity	$2,146,518	$2,093,510	$1,878,115	$1,751,037	$1,730,910

Core return on average common equity	13.12%	13.81%	15.52%	13.32%	11.72%

Core Efficiency Ratio - Customers Bancorp
(Dollars in thousands, except per share data)	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
GAAP net interest income	$191,351	$204,428	$201,912	$176,703	$167,446

GAAP non-interest income (loss)	$34,316	$32,516	$30,191	$29,606	$(24,490)
(Gains) losses on investment securities	(269)	(47)	(334)	1,797	(160)
Derivative credit valuation adjustment	—	—	—	—	270
Unrealized (gain) loss on loans held for sale	—	—	—	(289)	667
Impairment loss on debt securities	—	—	—	—	51,319
Loan program termination fees	—	—	—	(1,000)	—
Core non-interest income	34,047	32,469	29,857	30,114	27,606
Core revenue	$225,398	$236,897	$231,769	$206,817	$195,052

GAAP non-interest expense	$111,988	$117,309	$105,217	$106,626	$102,771
Core non-interest expense	$111,988	$117,309	$105,217	$106,626	$102,771

Core efficiency ratio (1)	49.68%	49.52%	45.40%	51.56%	52.69%
(1) Core efficiency ratio calculated as core non-interest expense divided by core revenue.

CUSTOMERS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES - UNAUDITED (CONTINUED)

(Dollars in thousands, except per share data)

Tangible Common Equity to Tangible Assets - Customers Bancorp

(Dollars in thousands, except per share data)	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
GAAP total shareholders’ equity	$2,144,300	$2,115,517	$2,126,059	$1,863,558	$1,864,560
Reconciling items:
Preferred stock	—	—	(82,201)	(82,201)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$2,140,671	$2,111,888	$2,040,229	$1,777,728	$1,723,137

GAAP total assets	$25,880,767	$24,895,868	$24,260,163	$22,550,800	$22,423,044
Reconciling items:
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible assets	$25,877,138	$24,892,239	$24,256,534	$22,547,171	$22,419,415

Tangible common equity to tangible assets	8.3%	8.5%	8.4%	7.9%	7.7%

Tangible Book Value per Common Share - Customers Bancorp

(Dollars in thousands, except share and per share data)	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
GAAP total shareholders’ equity	$2,144,300	$2,115,517	$2,126,059	$1,863,558	$1,864,560
Reconciling Items:
Preferred stock	—	—	(82,201)	(82,201)	(137,794)
Goodwill and other intangibles	(3,629)	(3,629)	(3,629)	(3,629)	(3,629)
Tangible common equity	$2,140,671	$2,111,888	$2,040,229	$1,777,728	$1,723,137

Common shares outstanding	33,692,632	34,191,223	34,163,506	31,606,934	31,479,132

Tangible book value per common share	$63.54	$61.77	$59.72	$56.24	$54.74